EXHIBIT 10.3

FOURTH AMENDMENT
TO SENIOR SUBORDINATED LOAN DOCUMENTS

        This FOURTH AMENDMENT TO SENIOR SUBORDINATED LOAN DOCUMENTS (the “Fourth Amendment”) is made and entered into as of June 12, 2002, by and between CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its subsidiaries party hereto (the Company and its subsidiaries are referred to individually as a “Loan Party” and collectively as the “Loan Parties”), jointly and severally, as borrowers; and WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership (“WBMCF”), Emilie D. Wierda Living Trust dated 3/1/94, William Beckman, Thomas Wallace, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, as the lenders.

R E C I T A L S

        A.        Pursuant to that certain Senior Subordinated Loan Agreement dated as of July 21, 2000 (the “Original Loan Agreement”) by and between the Loan Parties and certain other then existing subsidiaries of the Company (collectively, the “Original Loan Parties”), as borrowers, and WBMCF, WBMCF purchased a promissory note of the Original Loan Parties having a principal amount of $30,000,000.

        B.        On April 17, 2001, pursuant to the First Amendment, the parties thereto agreed to amend selected provisions of the Original Loan Agreement and Registration Rights Agreement and to make provision for the purchase of the First Amendment Senior Subordinated Notes of the Original Loan Parties by certain Lenders, having an aggregate principal amount of $3,000,000.

        C.        On December 6, 2001, pursuant to the Second Amendment, the parties thereto agreed to amend selected provisions of the Original Loan Agreement, as amended by the First Amendment, and Registration Rights Agreement and to make provision for the purchase of the Second Amendment Senior Subordinated Secured Notes of the Original Loan Parties by certain Lenders, having an aggregate principal amount of $3,400,000.

        D.        On January 14, 2002, WBMCF, on behalf of itself and as agent for the other Lenders, consented to the consolidation (the “Consolidation”) of certain Original Loan Parties pursuant to which the Loan Parties were the only entities to continue their corporate or limited liability company, as may be applicable, existence. Pursuant to the terms of the Consolidation, the Company has assumed all of the obligations of the Original Loan Parties which were dissolved as a result of the Consolidation (the “Dissolved Loan Parties”), including, without limitation, all obligations of the Dissolved Loan Parties under the Original Loan Agreement, as amended by the First Amendment and the Second Amendment, and all other Senior Subordinated Loan Documents.

        E.        On April 26, 2002, pursuant to the Third Amendment to Senior Subordinated Loan Documents (the “Third Amendment”; and together with the Original Loan Agreement, the First Amendment and the Second Amendment, the “Loan Agreement”), the parties thereto agreed to amend selected provisions of the Original Loan Agreement, as amended by the First Amendment and the Second Amendment. Further, pursuant to the Third Amendment, the Lenders, among other things, agreed to (i) waive the Existing Defaults (as defined in the Third Amendment) through the date thereof, and (ii) consented to the Montpelier Sale (as defined in the Third Amendment) and certain other matters, all on the terms and conditions set forth therein.

        F.        The aggregate amount of principal and accrued interest outstanding owed by the Loan Parties to Lenders pursuant to the Senior Subordinated Loan Documents as of the close of business on the date hereof is set forth on Schedule D attached hereto. Such amount is exclusive of interest to be accrued subsequent to the date hereof, all costs and expenses of any nature (including professional fees and disbursements) previously or hereafter incurred by the Lenders in connection with the administration of the Senior Subordinated Loan Documents or the Senior Subordinated Loan Transactions and not previously paid by the Loan Parties, and any costs and professional fees which the Lenders have to date or may hereafter incur in connection with the collection of the Loan Parties’ indebtedness to the Lenders and enforcement of their remedies against the Loan Parties under the Senior Subordinated Loan Documents, and not previously paid by the Loan Parties, and any additional fees, expenses, late charges, and amounts otherwise payable to the Lenders under the terms of the Senior Subordinated Loan Documents, including, without limitation, Section 8.5 of the Loan Agreement.

        G.        Prior to the date hereof, the Loan Parties and the Dissolved Loan Parties defaulted on certain obligations to the Agent and Senior Lenders under a Credit Agreement by and among the Original Loan Parties, as borrowers, and Agent, Co-Agent and the other Senior Lenders, as lenders, dated February 29, 2000, as amended by (i) that certain First Amendment to Credit Agreement dated June 30, 2000, (ii) that certain Second Amendment to Credit Agreement dated July 21, 2000, (iii) that certain Third Amendment to Credit Agreement dated April 17, 2001, (iv) that certain Consent and Fourth Amendment to Credit Agreement dated December 6, 2001, each by and among the Original Loan Parties and Senior Lenders, and (v) that certain Fifth Amendment to Credit Agreement dated April 26, 2002 by and among the Loan Parties and Senior Lenders.

        H.        In connection with such defaults, the Loan Parties and the Senior Lenders are entering into the Sixth Amendment to Credit Agreement of even date herewith (the “Sixth Amendment to Senior Loan Agreement”), pursuant to which Senior Lenders, among other things, are agreeing, subject to the terms thereof, to extend the maturity of the loans thereunder until April 30, 2003, to permit the Loan Parties to continue to borrow under a revolving credit facility, to provide for a new schedule of installment payments of principal of certain loans, to forego from charging the default interest rate, to amend certain financial covenants contained therein, and to refrain from enforcing their rights and remedies based on existing defaults specifically enumerated therein.

        I.        The Loan Parties have further requested, and Lenders have agreed, to amend selected provisions of the Loan Agreement.

        J.        Based upon the foregoing recitals, and without waiving any rights or remedies other than those expressly waived herein, each Lender is willing to amend the terms of the Senior Subordinated Loan Documents under the terms and conditions expressly set forth herein.

A G R E E M E N T S

        NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.        Incorporation of Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Fourth Amendment.

        2.        Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

        3.        Intentionally omitted.

        4.        Intentionally omitted.

        5.        Amendment of the Loan Agreement. Subject to the Loan Parties' performance of their obligations to Lender hereunder on the date hereof, the parties hereto agree to amend the terms of the Loan Agreement as follows:

(a) The following definitions in Section 1.1 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“‘Deferred Interest Period’ shall mean the period commencing on January 1, 2001 and ending on the earlier of April 30, 2003 or the date that Senior Lenders are paid in full.”

“‘Deferred Interest Portion’ shall have the meaning set forth in Section 2.3(b)(i) hereof.”

“‘Senior Subordinated Note’ shall have the meaning set forth in Section 2.1(d) hereof.”

“‘Senior Termination Date’ shall mean April 30, 2003.”

(b) Section 2.2 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“2.2 Repayment of Principal. Unless otherwise required or permitted to be sooner paid pursuant to the provisions hereof and of the Senior Subordinated Note, the Loan Parties shall (i) repay the Principal of the Original Loan and the First Amendment Loans in full on June 30, 2007 and (ii) repay the Principal of the Second Amendment Loans in full on June 30, 2004.”

(c) The reference to Section 2.3(b)(iii) in the definition of “Principal” in Section 1.1 of the Loan Agreement shall be changed to a reference to Section 2.3(b)(ii) of the Loan Agreement as amended hereby.

(d) Sections 2.3(a)(ii) and (iii) of the Loan Agreement shall be deleted in their entirety and replaced with the following, it being understood that Section 2.3(a)(i) of the Loan Agreement as set forth in the Second Amendment and as in effect on the date hereof shall not be amended hereby and shall, subject to Section 2.3(c)(Default Interest Rate), continue to govern the interest rates applicable to the Original Loan:

"(a) Interest

“(ii) The Principal amount of the First Amendment Loans shall bear interest from April 17, 2001 until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of (1) 12.00% for the period commencing April 17, 2001 through June 30, 2002, and (2) 15.00% thereafter until the Deferred Interest Portion of the Original Loan is paid in full. After the Deferred Interest Portion of the Original Loan is paid in full, so long as no Event of Default has occurred and is continuing, the Principal amount of the First Amendment Loans shall bear interest until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of 12.00%.

(iii) The Principal amount of the First Amendment Loans shall bear interest from April 17, 2001 until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of (1) 12.00% for the period commencing April 17, 2001 through June 30, 2002, and (2) 15.00% thereafter until the Deferred Interest Portion of the Original Loan is paid in full. After the Deferred Interest Portion of the Original Loan is paid in full, so long as no Event of Default has occurred and is continuing, the Principal amount of the First Amendment Loans shall bear interest until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of 12.00%.

(e) Section 2.3(b) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

"(b) Interest Payment or Accrual.

(i) Original Loan.

a. Deferred Interest Portion. During the Deferred Interest Period, accrued and unpaid interest on the Principal amount of the Original Loan shall be added to the aggregate Principal amount of the Original Loan as of the close of business on each Quarterly Payment Date (the “Deferred Interest Portion”) commencing with the Quarterly Payment Date on March 31, 2001. The entire Deferred Interest Portion shall be due and payable on the day immediately following the last day of the Deferred Interest Period (which last day is the “Deferred Interest Period Termination Date”).

b. Current Interest. In addition to the Deferred Interest Portion, accrued and unpaid interest on the Principal amount of the Original Loan

(i)	for the quarter ending on the Deferred Interest Period Termination Date or

(ii)	if a quarter does not end on the Deferred Interest Period Termination Date, for the period from the immediately preceding Quarterly Payment Date, as the case may be,

shall be due and payable in arrears on the day immediately following the Deferred Interest Period Termination Date. After the Deferred Interest Period Termination Date, accrued and unpaid interest on the Principal amount of the Original Loan shall be due and payable quarterly in arrears on each subsequent Quarterly Payment Date (including, without limitation, the Quarterly Payment Date immediately following such Deferred Interest Period Termination Date). In addition, all accrued and unpaid interest shall be due and payable upon the payment in full of the Principal amount of the Original Loan. For illustration purposes only, an interest calculation reflecting the application of this Section 2.3(b)(i) to the Original Loan is set forth on Schedule 2.3(b)(i) attached hereto.

(ii) First and Second Amendment Loans.

a. Deferred Interest. Subject to Section 2.3(b)(ii)b. below, during the Deferred Interest Period, accrued and unpaid interest on the Principal amount of the First Amendment Loans and the Second Amendment Loans shall be added to the Principal of the First Amendment Loans and the Second Amendment Loans, as the case may be, as of the close of business on each Quarterly Payment Date.

b. Current Interest. Accrued and unpaid interest on the Principal amount of the First Amendment Loans and the Second Amendment Loans

(i)	for the quarter ending on the Deferred Interest Period Termination Date or

(ii)	if a quarter does not end on the Deferred Interest Period Termination Date, for the period from the immediately preceding Quarterly Payment Date, as the case may be,

shall be due and payable in arrears on the day immediately following the Deferred Interest Period Termination Date. After the Deferred Interest Period Termination Date, accrued and unpaid interest on the Principal amount of the First Amendment Loans and the Second Amendment Loans shall be due and payable in arrears on each subsequent Quarterly Payment Date (including, without limitation, the Quarterly Payment Date immediately following the Deferred Interest Period Termination Date). The Principal amount of the First Amendment Loans and the Second Amendment Loans, including all amounts added thereto pursuant to this Section 2.3(b)(ii), shall be payable in accordance with Section 2.2 hereof. In addition, (i) all accrued and unpaid interest on the Principal amount of the First Amendment Loans shall be due and payable upon the payment in full of the Principal of the First Amendment Loans, and (ii) all accrued and unpaid interest on the Principal amount of the Second Amendment Loans shall be due and payable upon the payment in full of the Principal of the Second Amendment Loans. For illustration purposes only, an interest calculation reflecting the application of this Section 2.3(b)(ii) to the First Amendment Loans and the Second Amendment Loans is set forth on Schedules 2.3(b)(ii) and 2.3(b)(iii), respectively, attached hereto.

(f) Section 2.3(c) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

"(c)	Default Interest Rate. After the occurrence and during the continuance of any Event of Default occurring after the Deferred Interest Portion of the Original Loan is paid in full, all Obligations with respect to the Original Loan, the First Amendment Loans and the Second Amendment Loans shall bear interest from the date of the occurrence of such Event of Default, computed on the basis of a 360-day year for the actual number of days elapsed and payable on demand, at a fixed annual rate of 15.00% .”

(g) Section 5.4(g) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“(g) Reports to Senior Lenders. Together with any compliance certificate, financial statement, or other report furnished to Senior Lenders pursuant to the Senior Loan Documents (including, without limitation, the reporting obligations contained in Sections 1.3(b) and 4.2 of the Sixth Amendment to Credit Agreement as in effect on the date of the closing of the Fourth Amendment to Senior Subordinated Loan Documents), a copy of the same setting forth in reasonable detail all calculations for all amounts contained therein (including, without limitation, the financial covenant calculations) and, together with all other notices or certificates furnished to Senior Lenders pursuant to the Senior Loan Documents, the Loan Parties shall also deliver to Lender a copy of the same.”

(h) Notwithstanding anything to the contrary contained herein or in the Original Loan Agreement, the First Amendment, the Second Amendment or the Third Amendment, during the period commencing on the date hereof and ending on the Deferred Interest Period Termination Date, the Loan Parties shall not be required to abide by the terms of Section 6.17 of the Loan Agreement or the reporting obligations solely with respect thereto contained in Section 5.4(c) of the Loan Agreement, it being understood, however, that from and after May 1, 2003, the Loan Parties shall, automatically and without any action on the part of Lender, resume abiding by the terms thereof.

(i) Sections 7.1(d) and 7.1(f) shall be deleted in their entirety and replaced with the following:

“(d) any representation or warranty made in this Agreement, the Security Agreement, or the Mortgage Agreements (as the same shall be modified from time to time (including, without limitation, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment)) by the Loan Parties, or in any certificate or financial statement furnished by the Loan Parties pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;"

“(f) the Loan Parties shall default in the performance of or compliance with any other covenant, condition or provision of the Loan Agreement, the Fourth Amendment or any other Senior Subordinated Loan Document to which it is a party (and not otherwise constituting an Event of Default under the Loan Agreement and the Fourth Amendment or any of the other subsections of this Section 7.1) and such default shall not be remedied for a period of fifteen (15) days after notice thereof;"

(j) Exhibit C-1 (Form of Original Senior Subordinated Note), Exhibit C-2 (Form of First Amendment Senior Subordinated Notes) and Exhibit C-3 (Form of Second Amendment Senior Subordinated Secured Notes) shall be deleted in their entirety and a new Exhibit C-1, Exhibit C-2 and Exhibit C-3 attached hereto shall be substituted therefor, respectively.

(k) Except as the context may otherwise require, any and all references to the “Loan Parties” in the Agreement shall be deemed references to the Loan Parties as defined in this Fourth Amendment.

(l) Schedule 2.3(b)(i) (Deferred Interest Calculation for the Original Loan); Schedule 2.3(b)(ii) (Deferred Interest Calculation for the First Amendment Loans); Schedule 2.3(b)(iii) (Deferred Interest Calculation for the Second Amendment Loans); Schedule 4.3 (Capitalization); Schedule 4.7 (Litigation); Schedule 4.21 (Affiliate Transactions); Schedule 6.1 (Certain Indebtedness); Schedule 6.2 (Liens); Schedule 6.3 (Contingent Liabilities) and Schedule 7.1 (Certain Executive Officers) shall be deleted in their entirety and a new Schedule 2.3(b)(i), Schedule 2.3(b)(ii), Schedule 2.3(b)(iii), Schedule 4.3, Schedule 4.7; Schedule 4.21; Schedule 6.1; Schedule 6.2; Schedule 6.3 and Schedule 7.1 attached hereto shall be substituted therefor, respectively; it being understood, however, that the record of liens referred to on Schedule 6.2 shall be delivered to the Lenders by not later than June 28, 2002 and shall be subject to their final approval.

          6.        Fourth Amendment Conditions. The Fourth Amendment and the obligations of Lender contemplated hereby shall be governed by and subject to the following terms and conditions:

(a) receipt of this Fourth Amendment to Senior Subordinated Loan Documents, duly executed by the Loan Parties;

(b) receipt of the substitute Original Senior Subordinated Note in the form of Exhibit C-1 attached hereto, substitute First Amendment Senior Subordinated Notes in the form of Exhibit C-2 attached hereto, and substitute Second Amendment Senior Subordinated Secured Notes in the form of Exhibit C-3 attached hereto;

(c) receipt of the amendment to Intercreditor Agreement, duly executed by Senior Lenders;

(d) receipt of the written opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel to the Loan Parties, dated as of the date hereof, in form and substance satisfactory to Lender;

(e) receipt of certified copies of all documents evidencing corporate or limited liability company, as may be applicable, action taken by each Loan Party with respect to the consummation of the transactions contemplated by this Fourth Amendment, including but not limited to, resolutions of the Board of Directors (or an equivalent governing body) of each Loan Party authorizing the execution, delivery and performance by such Loan Party of this Fourth Amendment;

(f) receipt of a certificate of each Loan Party, signed by its chief executive officer or president, to the effect that: (i) all of the representations and warranties of such party contained in this Fourth Amendment are true and correct as of the date hereof; (ii) such party has complied with and performed all of the terms, covenants and agreements contained in the Senior Subordinated Loan Documents which are to be complied with or performed by such party on or before the date hereof; (iii) no Event of Default or Potential Event of Default has occurred and is continuing; and (iv) no changes to the certificate of incorporation or certification of designation or By-Laws (or equivalent corporate governance documents) of any Loan Party have been made since April 26, 2002;

(g) receipt of (i) the Sixth Amendment to Senior Loan Agreement, certified by the President of the Loan Parties to be true and correct and in full force and effect and (ii) any and all other documents, agreements, certificates and instruments executed or delivered in connection therewith (collectively, together with the Sixth Amendment to Senior Loan Agreement, the “Amended Senior Loan Documents”), each in form and substance satisfactory to Lenders in their sole discretion;

(h) receipt of (i) the Amendment to the Amended Electrolux Subordinated Note and the Supply Agreement, as both terms are defined in the Sixth Amendment to Senior Loan Agreement, and (ii) any and all other documents, agreements, certificates and instruments executed or delivered in connection therewith (collectively, together with the Amended Electrolux Subordinated Note and the Supply Agreement, the “Electrolux Documents”), certified by the President of the Loan Parties to be true and correct and in full force and effect, each in form and substance satisfactory to Lenders in their sole discretion;

(i) receipt of the Approved Budget as defined in Section 4.2 of the Senior Loan Agreement, certified by the President of the Loan Parties to be true and correct copy of the Approved Budget as delivered to Senior Lenders pursuant to such section;

(j) receipt of the execution and delivery or obtainment of such other instruments, documents, agreements, certificates, instruments, consents, waivers, opinions and information as Lender may reasonably request, including, without limitation, by not later than June 28, 2002, the record of liens referred to on revised Schedule 6.2 (Liens) attached hereto;

(k) payment of all legal fees and expenses of counsel to WBMCF related to the process of amending the Original Loan Agreement (including all such fees and expenses relating to the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment).

The Company shall provide the documents specified in (a) – (k) in a form reasonably acceptable to Lender.

          7.        Representations and Warranties of the Loan Parties. As a further inducement for the Lenders to consent to the transactions contemplated by this Agreement, the Loan Parties hereby represent and warrant to Lender that:

(a) The Loan Parties have the requisite power and authority to execute, deliver and carry out this Agreement and the transactions contemplated hereby.

(b) The execution and delivery of this Agreement, the Sixth Amendment to Senior Loan Agreement, the Amendment to the Amended Electrolux Subordinated Note and the Supply Agreement and the consummation by the Loan Parties of the transactions contemplated hereby or thereby has been duly authorized by all necessary action and other consents, approvals and the like required on the part of the Loan Parties.

(c) Neither the execution and delivery by the Loan Parties of this Fourth Amendment or the Amended Senior Loan Documents or the Electrolux Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Loan Parties with the terms, conditions and provisions hereof or thereof, shall:

(i) conflict with or result in a breach of the terms, conditions or provisions of;

(ii) constitute a default under;

(iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or assets pursuant to (except those arising pursuant to the Security Agreement or the Mortgage Agreements);

(iv) give any third party the right to accelerate any obligation under;

(v) result in a violation of; or

(vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to;

the certificate or articles of incorporation or by-laws (or equivalent limited liability company governance documents) of the Loan Parties or any law, statute, rule or regulation to which the Loan Parties are subject, or any agreement, instrument, order, judgment or decree to which the Loan Parties are subject.

(d) This Fourth Amendment, the Amended Senior Loan Documents and the Electrolux Documents have been duly and validly executed and delivered by the Loan Parties and constitute legal, valid and binding obligations, and all such obligations of the Loan Parties are enforceable in accordance with their respective terms.

(e) No event has occurred and is continuing and no condition exists which would constitute an Event of Default or Potential Event of Default.

(f) Except for the representations and warranties with respect to the matters disclosed on revised Schedule 4.3 (Capitalization), revised Schedule 4.7 (Litigation) and revised Schedule 4.21 (Affiliate Transactions), attached to this Fourth Amendment, all representations and warranties of the Loan Parties in the Loan Agreement, the First Amendment, the Second Amendment and the Third Amendment, remain true and correct as of the date hereof as though originally made on and as of the date hereof and will be true and correct after giving effect to the amendments set forth in Section 5 hereof.

(g) Each Loan Party represents that: (a) it has no intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter, absent Lender’s approval of such proceeding; and (b) the period commencing on the Fourth Amendment Closing Date and ending on the Senior Termination Date is sufficient for such Loan Party to accomplish the commitments it has undertaken in this Fourth Amendment.

          8.        Consent. Lender consents to the item referred to in Section 1.3(c)(iii) of the Sixth Amendment to Senior Loan Agreement, provided that the consent of the Senior Lenders to that item is effective.

          9.        Release and Indemnity.

(a) Each Loan Party does hereby release and forever discharge Lender and each Affiliate thereof and each of their respective employees, officers, directors, partners, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Fourth Amendment is signed by any of such parties (i) arising directly or indirectly out of this Fourth Amendment, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between each Loan Party and Lender or any of its respective directors, partners, officers, agents, employees, attorneys or other representatives.

(b) Each Loan Party shall and hereby does indemnify each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by any Loan Party of the proceeds of any extension of credit under this Fourth Amendment, or any acts or omissions by any Lender in connection with, or as a result of, entering into the Loan Agreement and all amendments thereto or making the loans thereunder, or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Senior Subordinated Loan Documents, and the Loan Parties shall reimburse each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified or in connection with disputes exclusively between Lenders.

(c) Without limiting any provision of this Fourth Amendment, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages: (i) arising out of or resulting from the sole ordinary or contributory negligence of such Person or (ii) imposed upon said party under any theory of strict liability. Without prejudice to the survival of any other obligations of the Loan Parties hereunder and under the other Senior Subordinated Loan Documents, the obligations of the Loan Parties under this Section 8 shall survive the termination of the Senior Subordinated Loan Documents and the payment of the Obligations.

          10.      Miscellaneous.

(a) Further Assurances. The Loan Parties shall, from time to time at the request of Lender, do all further acts and things as may in the opinion of Lender be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, the modification of or amendment to any other agreements, certificates or instruments to which the Loan Parties are a party.

(b) Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in accordance with Section 8.6 of the Loan Agreement.

(c) Joint and Several Liability. The liability of each Loan Party under this Fourth Amendment and the other agreements in general shall be joint and several, and each reference herein to the Loan Parties shall be deemed to refer to each such Loan Party. In furtherance and not in limitation of Lender’s rights and remedies hereunder or at law, Lender may proceed under this Agreement and the other agreements against any one or more of the Loan Parties in their absolute and sole discretion for any of the obligations of the Loan Parties or any other liability or obligation of the Loan Parties arising hereunder.

(d) Survival. All representations, warranties, covenants, indemnifications, consents and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Fourth Amendment and, except as set forth otherwise herein, shall remain in effect through the date that all amounts due hereunder are paid to Lender.

(e) Entire Agreement. This Fourth Amendment and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof. The provisions of this Fourth Amendment may be modified, amended or waived, but only by a written instrument signed by the Loan Parties and Persons with at least fifty percent (50%) interest in and rights under the Senior Subordinated Note at the time such modifications, amendments or waivers are taken.

(f) Counterparts. This Fourth Amendment may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

(g) Captions. Section captions used in this Fourth Amendment are for convenience only, and shall not affect the construction of this Fourth Amendment.

(h) No Further Amendments. Except as specifically amended hereby, the terms and provisions of the Loan Agreement shall remain in full force and effect.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Senior Subordinated Loan Documents to be executed and delivered by their duly authorized officers as of the day and year first above written.

WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.
By:	William Blair Mezzanine Capital Partners III, L.L.C., its general partner By: /s/ Terrance M. Shipp Name: Terrance M. Shipp Title: Managing Director

COUNTERPART SIGNATURE PAGE

FOURTH AMENDMENT TO SENIOR SUBORDINATED LOAN DOCUMENTS

Emilie D. Wierda Living Trust dated 3/1/94

By:  /s/ Craig Wierda
Name:  Craig Wierda
Title:     Trustee

    /s/ William Beckman
William Beckman

    /s/ Thomas Wallace
Thomas Wallace

Craig Wierda Grantor Retained Annuity Trust, dated
January 31, 1994

By:  /s/ Greg Bego
      Greg Bego, Trustee

Emilie Wierda Grantor Retained Annuity Trust, dated
January 31, 1994

By:  /s/ Greg Bego
Greg Bego, Trustee

COUNTERPART SIGNATURE PAGE

FOURTH AMENDMENT TO SENIOR SUBORDINATED LOAN DOCUMENTS

CLARION TECHNOLOGIES, INC.

By:  /s/ William Beckman
      William Beckman, President

CLARION REAL ESTATE, L.L.C.

By:  /s/ William Beckman
      William Beckman, President

MITO PLASTICS, INC.

By:  /s/ William Beckman
William Beckman, President